                                              SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease Agreement” or “Sublease”), made as of the ______ day of August, 2011, by and between Hypertension Diagnostics, Inc., a Minnesota corporation, having an address at ___________________________________ (“Sublandlord”) and Cohn Prevention Centers, LLC, a Minnesota limited liability company, having an address at 6500 City West Parkway, #101, Eden Prairie, MN  55344 (“CPC” or “Subtenant”).

                                                           RECITALS:

A.            Sublandlord is the tenant under that certain Lease of Space, dated October 24, 1997, with Waters II, LLC, a Minnesota limited liability company, as successor-in-interest to Thomas S. Schreier (“Prime Landlord”), pursuant to which Sublandlord leased from Prime Landlord certain premises commonly known as 2915 Waters Road, Suite 108, Eagan, MN  55121 (the “Premises”), which Lease of Space was amended by a First Amendment to Lease, dated July 31, 2000, a Second Amendment of Lease, dated September 16, 2003, a Third Amendment to Lease, dated August 11, 2006, and a Fourth Amendment to Lease, dated September 8, 2010, which Lease of Space and amendments thereto are hereinafter referred to as the “Prime Lease.”

B.           Sublandlord and CPC have entered into that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”), pursuant to which Sublandlord agreed to sublease to Subtenant and Subtenant agreed to Sublease from Sublandlord the Premises, subject to and in accordance with the terms of this Sublease.

C.           Sublandlord and CPC have entered into that certain bilateral Sublicense Agreement of even date herewith (the “Sublicense Agreement”), pursuant to which Sublandlord granted to CPC limited rights to certain intellectual property owned by or licensed to Sublandord (the “Licensed IP”) and CPC granted to Sublandord the rights to certain intellectual property to be developed by CPC from the Licensed IP (the “Next Generation IP”).

C.           This Sublease is subject to and contingent upon the approval of the Sublease by Prime Landlord.

NOW, THEREFORE, for and in consideration of the foregoing Recitals, the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                                           ARTICLE I
                                              SUBLEASE OF PREMISES

Subtenant hereby acknowledges that Sublandlord is now leasing the Premises from Prime Landlord under the Prime Lease which terms and provisions are incorporated herein by reference as fully as if the terms and provisions of the Prime Lease were set forth in full in this Sublease Agreement, and Sublandlord does hereby sublease unto Subtenant, and Subtenant does hereby take from Sublandlord, the Premises, subject to all of the terms and conditions of the Prime Lease, TO HAVE AND TO HOLD the same, for the Term, as defined in Section 2.1 below, unless this Sublease or the Prime Lease shall sooner terminate as provided in this Sublease Agreement or in the Prime Lease.

           As of the Commencement Date, Subtenant hereby agrees to assume and be bound by the responsibilities, rights, privileges, obligations and duties that Sublandlord has under the Prime Lease from and to Prime Landlord, and Subtenant agrees that it shall be bound by each and every covenant and condition contained in the Prime Lease.  Further, Subtenant shall fully indemnify and hold harmless Sublandlord from and against any responsibility or liability that Sublandlord may incur from and after the Commencement Date of, and by virtue of, this Sublease Agreement and the occupancy by Subtenant of the Premises pursuant to the Prime Lease, as incorporated herein.

Notwithstanding anything to the contrary contained herein, Subtenant agrees that  Sublandlord may retain possession and control of the office space within the Premises designated as #106 (“Office 106”) and that Sublandlord may secure Office #106 with a separate lock and that Sublandlord shall be provided reasonable access to Office #106 during normal business hours; provided however, that Subtenant may terminate Sublandlord’s right to occupy and use Office #106 at any time by providing Sublandlord with thirty (30) days advance written notice.

                                                           ARTICLE II
                                              TERM AND POSSESSION

2.1           Term.  Unless terminated earlier as provided herein, the Term of this Sublease shall commence on the Closing Date, as such date is set forth in the Asset Purchase Agreement, (the “Commencement Date”), and shall terminate on the day prior to the date the Prime Lease terminates.  Subtenant acknowledges that the Prime Lease currently terminates on October 31, 2014 and that there are no options to renew the Sublease or the Prime Lease.

                                                          ARTICLE III
                                                             RENTAL

3.1 Base Rent.  Commencing as of the Commencement Date, Subtenant shall pay to Sublandlord “Base Rent” for the Premises in an amount equal to 100% of Sublandlord’s underlying Base Rent obligations under the Prime Lease.

3.2 Additional Rent.  Commencing as of the Commencement Date, Subtenant shall pay to Sublandlord “Additional Rent” for the Premises in an amount equal to 100% of Sublandlord’s underlying Additional Rent obligations under the Prime Lease. (Base Rent, Additional Rent and all other amounts due under the Prime Lease or this Sublease are referred to herein as “Rent”.)

3.3 Payment of Rent.  In the event that the Commencement Date is other than the first day of a calendar month, the Rent for the fractional month occurring during the Term shall be a pro rata amount (based on a 30-day month) of the full Rent due for such month and shall be paid on the Commencement Date.  It is understood and agreed by Subtenant that time is of the essence in the payment of all amounts due and owing hereunder.  Subtenant shall pay all Rent and other amounts due under this Sublease no later than that day which is two (2) business days prior to the date such payment is due and owing by Sublandlord to Prime Landlord under the Prime Lease.  At Sublandlord’s election, to be made in its sole and absolute discretion, Sublandlord may require that all or any part of the Rent payable hereunder be paid directly to the Prime Landlord.  Rent payments not made by the date due hereunder are subject to a service charge equal to (i) the amount of any late charges or fees payable under the Prime Lease as a result of Tenant’s late payment, plus (ii) two hundred and fifty dollars ($250.00), which amount shall be deemed to be Additional Rent due hereunder.

3.4           Net Lease.  Sublandlord and Subtenant intend, and Subtenant expressly covenants and agrees, that this Sublease, as between Sublandlord and the Subtenant, is a net lease and all rent and other payments herein required to be made by Subtenant for the maintenance, preservation, and protection of the Premises, or any part thereof, unless otherwise expressly provided herein, shall be net payments to or on behalf of Sublandlord, or the Prime Landlord, as the case may be, so that, except for payment of rent payments under the Prime Lease to Prime Landlord in amounts equal to the Rent payments made to Sublandlord hereunder, Sublandlord is not, and shall not be required, to expend any money or do any acts or take any steps affecting or with respect to the Premises or to comply with the terms and conditions of the Prime Lease.

3.5 Security Deposit.  Subtenant agrees to deposit with Sublandlord, upon the execution of this Sublease, a security deposit in the amount of $6,529.46, as security for the full and faithful performance by Subtenant of each and every term, provision, covenant, and condition of this Sublease.  If Subtenant defaults in respect to any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, payment of the Base Rent or Additional Rent, Sublandlord may use, apply or retain the whole or any part of the security deposit so deposited for the payment of any such rent in default, or for any other sum which the Sublandlord may expend or be required to expend by reason of Subtenant's default.  If any of the security deposit shall be so used, applied or retained by Sublandlord at any time or from time to time, Subtenant shall promptly, in each such instance, on written demand therefore by Sublandlord, pay to Sublandlord such additional sum as may be necessary to restore the security deposit to the original amount set forth above.  If Subtenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Sublease, the security deposit, or any balance thereof, shall be returned to Subtenant after the termination of the Sublease and the surrender of the Premises by Subtenant in accordance with the terms of this Sublease.  Except as otherwise required by law, Sublandlord may commingle the security deposit with other funds and Subtenant shall not be entitled to any interest on the aforesaid security deposit.

                                                           ARTICLE IV
                                                                  USE

4.1           Use.  Subtenant agrees to occupy the Premises only for the Permitted Uses as set forth in the Prime Lease, and for no other purpose.  Subtenant agrees to abide by all applicable zoning regulations, if any, and to maintain the Premises in accordance with all governmental regulations, and the terms and conditions contained herein and in the Prime Lease.  Subtenant shall not use the Premises in any manner which may violate the terms and conditions in the Prime Lease.  No hazardous substances or equipment shall be brought in or kept on the Premises or adjacent areas, or stored or used therein, without the prior written consent of Sublandlord and Prime Landlord (if such Prime Landlord consent is required by the Prime Lease).

                                                           ARTICLE V
                                          UTILITIES & MAINTENANCE

5.1           Utilities.  As of the Commencement Date, Subtenant shall have all utility services, including electricity, water, gas, heat, air-conditioning, and other utilities, placed in its own name for billing purposes and Subtenant shall be solely responsible for and pay for all such utility charges relating to the Premises.  Subtenant shall use all utilities in full compliance with the terms and conditions of the Prime Lease.

5.2           Maintenance.  Subtenant shall be responsible for maintaining the Premises in full compliance with the terms and conditions of the Prime Lease.

                                                          ARTICLE VI
                                   ALTERATIONS OR IMPROVEMENTS

Subject to the terms and conditions of the Prime Lease, Subtenant may make, or may permit to be made, alterations, additions or improvements to the Premises deemed necessary or appropriate in connection with the requirements of its business.  Subtenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner.  Subtenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Prime Landlord and Sublandlord against any mechanic’s liens or other liens or claims filed or asserted as a result thereof, and against any costs or expenses which may be incurred as a result of building code violations attributable to such work, and, at Sublandlord’s request shall bond over any and all such mechanic’s liens or other liens or claims filed or asserted against the Premises as a result of such alterations or improvements.

                                                         ARTICLE VII
                                                    RIGHT OF ACCESS

 Sublandlord, its employees and agents, shall have the right to enter any part of the Premises at reasonable times, giving prior notice, for the purposes of examining or inspecting same, showing same to prospective purchasers or subtenants, and making such repairs, alterations or improvements to the Premises as Sublandlord may deem necessary or desirable.  Sublandlord shall not incur any liability to Subtenant for such entry, nor shall such entry constitute an eviction of Subtenant or a termination of this Sublease, or entitle the Subtenant to any abatement of rent therefor.  Prime Landlord shall have all rights of access available to it under the Prime Lease.

                                                         ARTICLE VIII
                                                      RIGHT TO CURE

           Sublandlord shall have the right at any time, at the expense of Subtenant, to take any action required of Sublandlord under the Prime Lease that Subtenant fails to perform in a timely manner and that may be necessary to prevent a default of the terms of the Prime Lease.   In the event that Sublandlord shall have the right to proceed against, or to otherwise enforce any rights against Prime Landlord under the Prime Lease, due to the default of Prime Landlord, and Sublandlord fails, within a reasonable period after written request by Subtenant, to enforce the rights, Subtenant shall have the right, except as otherwise provided in this Sublease Agreement, whether in Subtenant’s own name or in the name of Sublandlord, to enforce any rights of Sublandlord.  Subtenant’s enforcement of any rights shall be at Subtenant’s own expense, and Subtenant shall indemnify and hold Sublandlord harmless from and against all expenses, including reasonable attorneys fees, that Sublandlord may incur in connection with any proceedings so undertaken by Subtenant.  From any damages or other amount of recovery obtained by Subtenant, Sublandlord shall be compensated for any injury or loss sustained by Sublandlord as a consequence of the default by Prime Landlord, and the remaining amounts recovered, if any, shall otherwise by the property of Subtenant.

                                                          ARTICLE IX
                                       INSURANCE AND INDEMNITIES

9.1           Liability and Property Damage Insurance.  Subtenant shall maintain such liability and casualty insurance as may be required pursuant to the Prime Lease, and shall keep the entire Premises insured against public liability and casualty loss, and said insurance shall be written so as to insure both Sublandlord and Subtenant, and shall otherwise comply with the terms of the Prime Lease.

9.2           Indemnity and Waiver of Subrogation.  Subtenant shall defend, indemnify and hold Sublandlord harmless from any and all claims and liabilities which may arise out of Subtenant’s use and occupancy of the Premises during the Term of this Sublease Agreement (including any indemnification Sublandlord owes Prime Landlord under the Prime Lease), except for loss or damage which results from or arises out of the negligence of Sublandlord or that of its agents, contractors, or employees.  Notwithstanding any provision of this Sublease Agreement to the contrary, with respect to risk that could be covered by standard fire and extended coverage insurance, Sublandlord and Subtenant expressly waive any and all rights of recovery from the other party with respect to the Premises or the contents thereof.

                                                           ARTICLE X
                                            SURRENDER OF PREMISES

Subtenant agrees to surrender the Premises at the expiration of the Term of this Sublease Agreement in substantially the same condition required by the Prime Lease.

                                                          ARTICLE XI
                                                    HOLDOVER TERM

In the event Subtenant holds over and remains in possession of the Premises with the consent of Sublandlord after the expiration or earlier termination of this Sublease Agreement, such holdover shall not be deemed to extend this Sublease Agreement, and Subtenant shall be deemed to hold the Premises as a tenant from month-to-month, and all of the terms, conditions, and covenants of this Sublease Agreement shall be applicable during the holdover period and Subtenant specifically agrees to indemnify and hold Sublandlord harmless for any and all liability, damages, costs and expenses for which Sublandlord may be liable to Prime Landlord or a subsequent tenant or subtenant as a result of such holdover by Subtenant, which may include consequential damages and attorneys’ fees.  Notwithstanding the foregoing, no holdover by Subtenant shall operate to extend this Sublease Agreement, and Subtenant shall vacate and surrender the Premises to Sublandlord upon Subtenant’s being given thirty (30) days prior written notice from Sublandlord to vacate.

                                                         ARTICLE XII
                                      ASSIGNMENT AND SUBLETTING

Subtenant shall not (i) assign this Sublease Agreement; (ii) sublease any portion of the Premises; or, (iii) encumber its leasehold interest in the Premises, without the prior written consent of Sublandlord and Prime Landlord, which consent of Sublandlord shall not be unreasonably withheld and which consent of Prime Landlord shall be subject to the terms and conditions of the Prime Lease.

                                                        ARTICLE XIII
                                           DEFAULTS AND REMEDIES

13.1           Events of Default.  The occurrence of any one or more of the following events shall be a default and breach of this Sublease Agreement by Subtenant:

A.	If Subtenant shall fail to pay any monthly installment of rent or other charges within five (5) days after receipt of written notice that same is due and payable.

B.
If Subtenant shall fail to perform or observe any term, condition, covenant, or obligation under this Sublease Agreement or under the Prime Lease, other than the payment of rent, and such default shall continue for a period of twenty (20) days after receipt of written notice thereof from Sublandlord, or if such default is not curable within said twenty (20) days, if Subtenant shall fail to commence to cure such default within such twenty (20) day period, or otherwise fails to diligently pursue such cure to completion, or fails to cure such default within ninety (90) days.

C.
If a trustee or receiver shall be appointed to take possession of substantially all of Subtenant’s assets in the Premises or of Subtenant’s interest in this Sublease Agreement; if Subtenant makes an assignment for the benefit of creditors; or if substantially all of Subtenant’s interests in this Sublease Agreement are attached or levied upon under execution.

D.
If a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Subtenant pursuant to any federal or state statute, and Subtenant fails to secure a stay or discharge thereof within sixty (60) calendar days after the filing of same.

E.
If Subtenant defaults beyond any notice and cure period under the Sublicense Agreement entered into by the parties pursuant to the Asset Purchase Agreement. Notwithstanding the foregoing, if CPC defaults under any material provision of this Sublease, Sublandlord shall be entitled to terminate the Sublicense Agreement on 35 days written notice to CPC. Termination shall be effective at the end of such notice period (the “Termination Effective Date”). Any and all rights granted pursuant to the Sublicense Agreement or under the Asset Purchase Agreement shall be immediately terminated on the Termination Effective Date. Notwithstanding the foregoing, Section 2.2 of the Sublicense Agreement shall survive any Sublease termination contemplated herein and CPC shall remain obligated to license any and all Next Generation IP (as defined in the Sublicense Agreement) to Sublandlord, whether or not previously granted to Sublandlord pursuant to any other executed agreements between the parties hereto.

13.2           Remedies of Sublandlord.  Upon the occurrence of any event of default as set forth above, Sublandlord shall be entitled to exercise any or all of the following remedies, in addition to any other remedies available to Prime Landlord under the Prime Lease or any other lawful remedies:

A.	Sublandlord may apply any pre-paid rent to the curing of any defaults.

B.	Sublandlord may immediately terminate this Sublease Agreement and remove Subtenant and Subtenant’s property from the Premises.

C.
Sublandlord may re-let the Premises and hold Subtenant liable for all reasonable expenses incurred in preparing the Premises for such re-letting and any and all expenses charged or incurred by Sublandlord as a result of a default in the Prime Lease as a result of Subtenant’s default hereunder

D.	Sublandlord may exercise any and all remedies against Subtenant that are available to Prime Landlord pursuant to the Prime Lease.

E.	Subtenant shall be liable for any reasonable attorney’s fees or court costs incurred by Sublandlord in exercising any of its rights or remedies against Subtenant.

13.3           Nonwaiver of Defaults.  The failure or delay by Sublandlord to enforce or exercise at any time any of the rights or remedies of other provisions of this Sublease Agreement, shall not be construed to be a waiver thereof, nor affect the validity of any part of this Sublease Agreement or the right of Sublandlord thereafter to enforce each and every such right or remedy or other provision.  No waiver of any default and breach of the Sublease Agreement shall be held to be a waiver of any other default and breach.  A waiver by Sublandlord of any rights or remedies, or other provisions of this Sublease Agreement shall not be valid unless in writing and signed by Sublandlord.  The receipt by Sublandlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Subtenant’s check, or any letter accompanying Subtenant’s check be deemed an accord and satisfaction, and Sublandlord may accept such payment without prejudice to Sublandlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Sublease Agreement.

                                                         ARTICLE XIV
                                                EARLY TERMINATION

Should the Premises be damaged by fire or other casualty or should the Premises be taken by condemnation or under any right of eminent domain, or should any rights of access thereto be materially restricted or terminated for any reason, the Subtenant shall be obligated for all of Sublandlord’s rebuilding requirements contained in the Prime Lease and entitled to all rights available to Sublandlord under the Prime Lease with regard to termination of  this Sublease Agreement and/or rebuilding requirements, except that the notice requirements of Subtenant hereunder in such an event shall be fifteen (15) days shorter than Sublandlord’s corresponding rights under the Prime Lease.

                                                         ARTICLE XV
                 LANDLORD’S RIGHTS ACCORDED TO SUBLANDLORD;
                                     REQUIRED NOTICES AND CONSENTS

Subtenant, in its use of the Premises and in its performance of the Sublandlord’s obligations, duties and covenants under the Prime Lease, shall accord Sublandlord, in all events, the same rights, privileges and remedies accorded Prime Landlord under the Prime Lease, including but not limited to (i) the right to receive all written notices which are required to be given Prime Landlord under the Prime Lease, and (ii) the right to give or withhold its written consent in all instances and events where Prime Landlord’s consent is required under the Prime Lease.

                                                         ARTICLE XVI
                                                  QUIET ENJOYMENT

So long as the Subtenant pays its rental payments and performs and observes its covenants as set forth herein, it shall have the right of quiet enjoyment with respect to the Premises, and subject to the terms and conditions of the Prime Lease, Sublandlord will warrant and defend the Subtenant’s right to enjoyment and peaceful possession thereof throughout the term of this Sublease Agreement.

                                       ARTICLE XVII
                                     SUBORDINATION AND ESTOPPEL

Subject to the terms and conditions of the Prime Lease, this Sublease Agreement shall automatically be subordinated to all mortgages encumbering the Premises, whether recorded before or after the execution of this Sublease Agreement.  Subtenant and Sublandlord agree to execute any subordination or estoppel certification which accurately reflects the circumstances surrounding this Sublease Agreement, whether in favor of a mortgagee or purchaser of the Premises, within fifteen (15) days from receipt of same.

                                                      ARTICLE XVIII
                                          CONSENT OF LANDLORD

           This Sublease Agreement is made expressly subject to and contingent upon Prime Landlord’s consent hereto.  Unless Prime Landlord shall have executed this Sublease Agreement to indicate its consent hereto within thirty (30) days of the date hereof, this Sublease Agreement shall be null and void and without further effect without further notice from either party to the other.
                                                          ARTICLE IX
                                                            NOTICES

Sublandlord and Subtenant covenant and agree to give each other a copy of any notices under the Prime Lease received from Prime Landlord.  All notices to be provided hereunder shall be in writing and shall be given by mailing such notice or consent by registered or certified mail, return receipt requested, or by nationally recognized overnight courier to the parties at the addresses set forth in the introductory paragraph of this Sublease Agreement, or at such other address as may be provided by the parties hereto.  Date of notice shall be the later of (i) the date of receipt or refusal by the addressee or (ii) the fourth (4th) day following the date such notice is mailed, or (iii) the next day following the date delivered to an overnight courier for delivery.

                                                        ARTICLE XX
                                                      MISCELLANEOUS

20.1           Defined Terms.  Except as otherwise defined herein, terms delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Prime Lease.  Terms and phrases which are not delineated by initial capital letters shall have the meaning commonly ascribed thereto.

20.2           Governing Law.  It is agreed that this Sublease Agreement shall be venued in, governed by, construed and enforced in accordance with the laws of the State of Minnesota.

20.3           Attorney’s Fees.  In the event that any action is filed in relation to his Sublease Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party’s attorney’s fees.

20.4           Entire Understanding; Amendments.  This Sublease Agreement constitutes the entire agreement between the parties hereto, and may only be amended by a writing executed by both parties.

20.5           Binding Effect.  This Sublease Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns.

20.6           Severability of Invalid Provisions.  If any provision of this Sublease Agreement shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

           20.7           Counterparts.  This Sublease Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

           20.8           Paragraph Headings.  The titles to the paragraphs of this Sublease Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify or aid in the interpretation of the provisions of this Sublease Agreement.

           20.9 Acceptance of Premises, Improvements and Equipment.  Subtenant acknowledges and covenants to Sublandlord that it has made a complete investigation of the Premises subleased hereunder and agrees to accept all the same “as is, where is” condition, subject only to the Asset Purchase Agreement.  Subtenant further agrees that, except as expressly provided herein, no representation or warranty, express or implied, in fact or by law, has been made by Sublandlord or anyone else, as to any matter, fact, condition, prospect or anything else of any kind or nature.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease Agreement to be executed as of the day and year first above written.

[Signatures on following page]

SUBLANDLORD:

HYPERTENSION DIAGNOSTICS, INC.

By:
Its:

SUBTENANT:

COHN PREVENTION CENTERS, LLC

By:
Its:

CONSENT TO SUBLEASE AND LEASE GUARANTY AGREEMENT

THIS CONSENT TO SUBLEASE AND LEASE GUARANTY AGREEMENT ("Agreement") is made and entered into as of August ____, 2011, by and among Waters II, LLC, a Minnesota limited liability company ("Landlord"), Hypertension Diagnostics, Inc., a Minnesota corporation ("Tenant"), and Cohn Prevention Centers, LLC, a Minnesota limited liability company ("Subtenant").

RECITALS:

A.        Landlord, as successor-in-interest to Thomas S. Schreier, and Tenant are parties to that certain The Waters Lease of Space dated as of October 24, 1997, as amended by that certain First Amendment to The Waters Lease of Space dated as of July 31, 2000, that certain Second Amendment to The Waters Lease of Space dated as of September 16, 2003, that certain Third Amendment to The Waters Lease of Space dated as of August 11, 2006, and that certain Fourth Amendment to Lease dated September 8, 2010 (collectively the "Lease").  Pursuant to the Lease, Landlord leases to Tenant approximately 6,947 rentable square feet of space designated as Suite 108 ("Premises") in the building commonly known as "The Waters Phase II" located at 2915 Waters Road, Eagan, Minnesota.  The Lease by its terms will expire on October 31, 2014 ("Expiration Date"), unless sooner terminated in accordance with the terms and conditions of the Lease.

B.        Tenant desires to sublet the Premises to Subtenant pursuant to a Sublease Agreement dated as of August ____, 2011 ("Sublease"), the form of which is attached hereto as Exhibit "A."

C.        Tenant has requested that Landlord consent to Tenant's sublease of the Premises pursuant to Section 8.17 of the Lease, and Landlord has agreed to consent to Tenant's sublease of the Premises pursuant to this Agreement.  All capitalized terms used in this Agreement will have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Agreement.

AGREEMENT:

In consideration of the foregoing, Landlord hereby consents to Tenant's sublease of the Premises subject to the following terms, conditions and understandings:

1. No Modification.  Neither the Sublease nor this Agreement will be construed to modify, waive, impair or alter any of the provisions of the Lease, any of the rights or obligations of Landlord under the Lease, any of the rights or obligations of Tenant under the Lease or any of the rights or obligations of any guarantor under any guaranty of the Lease.

2. No Release.  Tenant is not released from any obligations under the Lease nor is any guarantor released from any obligations under any guaranty of the Lease.

3. No Approval of Sublease.  Landlord does not approve nor disapprove of any of the terms, conditions or agreements of the Sublease, is not party to the Sublease and assumes no liability or obligation under the Sublease.

4. Subordination.  The Sublease will at all times be subject and subordinate to the Lease and all of the provisions of the Lease.

5. No Consent to Further Actions.  This Agreement will not be construed as a consent by Landlord to any further transfer, sublease or assignment by Tenant or Subtenant.

6. Tenant's Liability.  Tenant will be liable to Landlord for any default under the Lease, whether such default is caused by Tenant, Subtenant or anyone claiming by, through or under either Tenant or Subtenant.

7. Termination of Lease.  If the Lease expires or terminates for any reason (or Tenant's right to possession terminates without termination of the Lease), the Sublease and Subtenant's right to possession will simultaneously expire and terminate.

8. No Privity.  In no event will Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Lease.

9. Conditions of Consent.  Landlord's consent to Tenant's sublease of the Premises is subject to and conditioned upon: (a) Tenant's payment to Landlord, in accordance with Tenant's obligation set forth in Section 8.17 of the Lease, of Landlord's reasonable costs and expenses in connection with this Agreement, including reasonable attorney's fees, within ten (10) days after Landlord's written demand; and (b) Subtenant's Guaranty as set forth in Section 10 of this Agreement.

10. Guaranty.  Tenant and Subtenant acknowledge and agree that Landlord would not consent to the Sublease without the credit support provided by Subtenant's guaranty of the Tenant's obligations under the Prime Lease.

10.1           Lease Guaranty.  Subtenant hereby unconditionally guarantees the timely payment and performance ("Guaranty") of all rent, charges, and obligations of Tenant under the Prime Lease and all other documents evidencing or securing the obligations under the Lease including, without limitation, Tenant's obligations to pay all Base Rent and Additional Rent and to perform all maintenance and indemnity obligations under the Prime Lease (collectively, the "Guarantied Obligations").  This Guaranty is an absolute guaranty of payment and performance and not of collection.  Subtenant will receive substantial and material benefits from the subleasing of the Premises and the consideration received by Subtenant for this Guaranty is sufficient in all respects.

10.2           Payment of Rent.  Tenant and Subtenant hereby agree that Subtenant will pay all rent due under the Sublease directly to Prime Landlord as and when rent is due under the Prime Lease and Tenant hereby authorizes and releases Subtenant from all liability for payment of rent to Tenant under the Sublease provided Subtenant timely pays rent directly to Landlord.  Subtenant will promptly supply such financial statements and business information regarding Subtenant as may reasonably be requested from time to time by Landlord or any lender or prospective purchaser of Landlord for the purpose of evaluating the creditworthiness of Subtenant and Subtenant's ability to perform its obligations under this Guaranty.

10.3           Continuing Obligations.  Subtenant's obligations under this Guaranty are independent of those of Tenant or of any other guarantor.  Landlord may bring a separate action against Subtenant without proceeding (either before, after or concurrently) against Tenant or any other guarantor or person or any security held by Landlord and without pursuing any other remedy.  Landlord's rights under this Guaranty shall not be exhausted by any action of Landlord until all of the Guarantied Obligations have been fully performed.  This Guaranty will survive the termination of the Sublease and the Prime Lease and will continue in full force and effect with respect to any of Tenant's obligations under the Lease which are not fully performed upon the termination of the Lease.

10.3           Representations and Warranties.  Subtenant represents and warrants that: (a) Subtenant has all the requisite power and authority to (i) execute, deliver and be legally bound by this Guaranty on the terms and conditions herein stated and (ii) transact any other business with Landlord as necessary to fulfill the terms of this Guaranty; (b) this Guaranty constitutes the legal, valid and binding obligations of Subtenant enforceable against Subtenant in accordance with its terms; (c) no consent of any other person not heretofore obtained and no consent, approval or authorization of any person or entity is required in connection with the valid execution, delivery or performance by Subtenant of this Guaranty; and (d) neither the execution and delivery of this Guaranty nor the consummation of the transaction contemplated hereby will, with or without notice and/or lapse of time, (i) constitute a breach of any of the terms and provisions of any note, contract, document, agreement or undertaking, whether written or oral, to which Subtenant is a party or to which Subtenant's property is subject; (ii) accelerate or constitute any event entitling the holder of any indebtedness of Subtenant to accelerate the maturity of any such indebtedness; (iii) conflict with or result in a breach of any writ, order, injunction or decree against Subtenant of any court or governmental agency or instrumentality; or (iv) conflict with or be prohibited by any federal, state, local or other governmental law, statute, rule or regulation.

10.4           Costs of Enforcement.  Subtenant agrees to pay, upon Landlord's demand, Landlord's reasonable out-of-pocket costs and expenses including, but not limited to, attorneys' fees, costs and disbursements, incurred in any effort to collect or enforce any of the Guarantied Obligations or this Guaranty, regardless whether any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Tenant or Subtenant.  Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the rate set forth in the Lease for past due obligations.  The obligations of the Subtenant under this Section shall include payment of all such costs and expenses incurred by Landlord in enforcing any judgments.

10.5           Joint and Several Liability.  The obligations, waivers, promises, representations and warranties of the Tenant set forth in the Lease are the joint and several undertakings of the Tenant and the Subtenant, as guarantor.  All remedies of Landlord against Tenant and Subtenant, as guarantor, are cumulative.

11. Notices.  All notices, demands and other communications with, to, from or upon the parties required or permitted hereunder shall be in writing, addressed to the parties at their respective addresses set forth below:

LANDLORD	TENANT

Waters II, LLC c/o Welsh Companies, Inc. 8200 Normandale Boulevard, Suite 200 Bloomington, MN 55437 ATTN: Accounting Department	Hypertension Diagnostics, Inc. 10275 Wayzata Blvd. Suite 310 Minnetonka, MN 55305
SUBTENANT

Cohn Prevention Centers, LLC 6500 City West Parkway, Suite 101 Eden Prairie, MN 55344

or at such other address as shall be designated in a written notice to the other parties complying with the terms of this Section 11.  All such communications shall be deemed effective upon the earliest of (a) actual delivery if delivered by personal delivery; (b) four Business Days following deposit, first class postage prepaid, with the United States mail; (c) if sent by certified postage prepaid mail, upon the earliest to occur of (i) four Business Days following deposit thereof in the United States mail, or (ii) receipt (or refusal to accept delivery); or (d) on the next Business Day after deposit with an overnight air courier with request for next business day delivery.

12. Miscellaneous.

12.1           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Minnesota.

12.2           Binding Effect.  The provisions of this Agreement will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

12.3           Severability.  If any one or more of the covenants, provisions or terms of this Agreement is, in any respect, held to be invalid, illegal or unenforceable for any reason, the remaining portion thereof and all other covenants, conditions, provisions, and terms of this Agreement will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have caused this Agreement to be executed as of the day and year first above written.

LANDLORD:	TENANT:

WATERS II, LLC,	Hypertension Diagnostics, Inc.
a Minnesota limited liability company	a Minnesota corporation

By:	By:
Name:	Name:	Mark N. Schwartz
Its:	Its:	Chairman and CEO

SUBTENANT:

Cohn Prevention Centers, LLC,
a Minnesota limited liability company

By:
Name:
Its: